 As filed with the Securities
                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D.C. 20549

                                                             AMENDMENT TO

                                                               FORM S-8

                                        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                   MASTERPIECE TECHNOLOGY GROUP, INC

                                        (Exact name of registrant as specified in its charter)

                                                            Utah 91-1793053

                                 (State or other jurisdiction of (I.R.S. Employer Identification No.)

                            incorporation or organization)

                                                   455 WARDS CORNER ROAD, SUITE 700

                                                         LOVELAND, OHIO, 45140

                                        (Address of Principal Executive Offices, and Zip Code)

                                                         CONSULTING AGREEMENTS

                                                         (Full title of plan)

                                                 NEWELL D. CRANE, B.S., M.B.A., PH.D.

                                                  MASTERPIECE TECHNOLOGY GROUP, INC.

                                                   455 WARDS CORNER ROAD, SUITE 700

                                                         LOVELAND, OHIO, 45140

                                                (Name and address of agent for service)

                                                            (513) 831-6647

                                     (Telephone number, including area code of agent for service)

                                                    CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------

 . . . . . . . . . . . . . . . . . . . . .Proposed . . Proposed

Title of . . . . . . . . . . . . . . .Maximum. .maximum

Securities . . Amount . . . .Offering . . aggregate . . Amount of

To be . . . . . .to be . . . . . . price . . . . .offering . . . registration

Registered . .registered . . per share . .price . . . . . . .fee

---------------------------------------------------------------------------------

Common . . .975,378 . . . .$0.12 . . . . $117,045.36 . . . $29.26

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

PART I. INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

This Prospectus is part of a Registration Statement which registers an aggregate 975,378 shares of $.001 par value, common stock of
Masterpiece Technology Group, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

NAME NUMBER OF SHARES

------------------ ----------------

Morris Gorelick . . . . . . . . . . . 500,000

William Coyne . . . . . . . . . . . . 165,378

Monte McKeehan . . . . . . . . . . 60,000

Earl Crane . . . . . . . . . . . . . . . .150,000

Paul Gandola . . . . . . . . . . . . . .100,000

On December 13, 2000, an Agreement was entered into with Morris Gorelick (collectively the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements") for consulting services. On January 3, 2001, an Agreement was entered into with
Dr. William Coyne (Collectively, the "Advisors"), for consulting services. On December 28, 2000, an Agreement was entered into with
Monte McKeehan (collectively, the "Advisors") for consulting services. On January 25, 2001, an Agreement was entered into with Earl
Crane (collectively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements") for consulting services. On January 26, 2001, an additional Agreement was entered into with Morris Gorelick (collectively, the "Advisors") pursuant to a 2nd consulting agreement (collectively, the "Consulting Agreements") for consulting services. On September 1, 2000, an Agreement
(collectively, the "Consulting Agreements") was entered into with Gandola International Services (collectively, the "Advisors") for the repayment of fees for services previously rendered. The Company has been advised by Advisors that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Advisors and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of
1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

No other person is authorized to give any information or make any representation not contained or incorporated by reference in this
Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

===============================================================

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================

This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Item 2. Registrant Information and Employee Plan Annual Information.

THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH SUCH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR
ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED IN ITEM 3, PART II OF THIS REGISTRATION STATEMENT, OTHER
THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. NEWELL D. CRANE, B.S., M.B.A., PH.D., CEO, MASTERPIECE
TECHNOLOGY GROUP, INC., 455 WARDS CORNER ROAD, SUITE 700, LOVELAND, OHIO, 45140, TELEPHONE NUMBER (513) 831-6647.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company has filed the following documents with the Securities and Exchange Commission: Annual Report on Form 10-K filed July 14,
2000; Amendment to Annual Report filed July 20, 2000; Amendment to Annual Report filed July 27, 2000; Quarterly Report on Form 10-Q filed August 15, 2000; Amendment to Quarterly Report filed September 5, 2000; Quarterly Report on Form 10-Q filed on November 20,
2000; Notification of Change in Registrant's Certifying Accountant on Form 8-K filed May 15, 2000, and amendments thereto filed May
24, 2000 and June 5, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

All documents filed by the Company pursuant to Section 13, or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this
Prospectus.

The Company's Common Stock trades on the OTC Bulletin Board under the symbol MPTG.

Item 4. Description of Securities.

The Company is authorized to issue 20 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable.

COMMON STOCK

As of September 30, 2000, approximately 14,237,758 shares of Common Stock were outstanding.

PREFERRED STOCK

As of September 30, 2000, approximately 100,000 shares of Preferred Stock were outstanding.

VOTING RIGHTS. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of
Directors out of funds of the Company legally available therefor.

LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

REGISTRAR AND TRANSFER AGENT

The Company's registrar and transfer agent is American Securities Transfer and Trust, 12039 W. Alameda Parkway, Suite Z-2, Lakewood,
Colorado 80228 and their telephone number is (303) 986-5400.

DISSENTERS' RIGHTS

Under current Utah law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK

The Company is also authorized to issue 10 million shares of Preferred Stock. The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

(a) Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution provides that:

Section 16-10A-901 THRU 16-10A-909. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

Section 16-10A-901

(1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3) "Expenses" include counsel fees.

(4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

(5) "Officer," "employee," "fiduciary," and "agent" include any person who, while serving the indicated relationship to the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. An officer, employee, fiduciary, or agent is considered to be serving an employee benefit plan at the corporation's request if that person's duties to the corporation also impose duties on, or otherwise involve services by, that person to the plan or participants in, or beneficiaries of the plan. Unless the context requires otherwise, such terms include the estates or personal representatives of such persons.

(6) (a) "Official capacity" means:

(i) when used with respect to a director, the office of director in a corporation; and

(ii) when used with respect to a person other than a director, as contemplated in Section 16-10a-907, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by him on behalf of the corporation.

(b) "Official capacity" does not include service for any other foreign or domestic corporation, other person, or employee benefit plan.

(7) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 16-10A-902

(1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

(a) his conduct was in good faith; and

(b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

(c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

(3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 16-10A-903

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

Section 16-10A-904

(1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902;

(b) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

(2) The undertaking required by Subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 16-10a-906.

Section 16-10A-905

Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and

(2) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in
Subsection 16-10a-902(4) is limited to reasonable expenses incurred.

Section 16-10A-906

(1) A corporation may not indemnify a director under Section 16-10a-902 unless authorized and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 16-10a-902. A corporation may not advance expenses to a director under Section 16-10a-904 unless authorized in the specific case after the written affirmation and undertaking required by Subsections 16-10a-904(1)(a) and (b)
are received and the determination required by Subsection 16-10a-904(1)(c) has been made.

(2) The determinations required by Subsection (1) shall be made:

(a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b) if a quorum cannot be obtained as contemplated in Subsection (2)(a), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee;

(c) by special legal counsel:

(i) selected by the board of directors or its committee in the manner prescribed in Subsection (a) or (b); or

(ii) if a quorum of the board of directors cannot be obtained under Subsection (a) and a committee cannot be designated under
Subsection (b), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

(d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

(3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

(4) Unless authorization is required by the bylaws, authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible. However, if the determination that indemnification or advance of expenses is permissible is made by special legal counsel, authorization of indemnification and advance of expenses shall be made by a body entitled under Subsection (2)(c) to select legal counsel.

Section 16-10A-907

Unless a corporation's articles of incorporation provide otherwise:

(1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

(2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

(3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 16-10A-908

A corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 16-10a-902, 16-10a-903, or 16-10a-907.
Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 16-10A-909

(1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy)
or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

(b) Section 16-7-3 of the Utah Code and Constitution provides that:

SECTION 16-7-3. CONTENTS OF ARTICLES OF INCORPORATION

The articles of incorporation shall specify:

(1) The name of the corporation by which it shall be known.

(2) The object of the corporation.

(3) The estimated value of the property at the time of the making of articles of incorporation.

(4) The title of the person making such articles.

(c) Article Eight of Registrant's Articles of Incorporation provides:

No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Utah expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

         4 -- Consulting Agreements**

         4.1 - Addendum to Consulting Agreement dated January 3, 2001 with Dr. William Coyne*

         5 -- Opinion of Parsons Law Firm as to the validity of the shares being registered.**

         24.1 -- Consent of Parsons Law Firm (included in Exhibit 5)

         ---------------

         * Filed Herewith

         ** Previously Filed

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Ohio, on February 1, 2001.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

MASTERPIECE TECHNOLOGY GROUP, INC. (Registrant)

By /s/ Newell D. Crane

Newell D. Crane, B.S., M.B.A., Ph.D.,

and Chief Executive Officer

By: /s/ Margaret Crane

Margaret Crane, B.A.,

M.B.A., Vice President

Principal Financial Officer

                                                              EXHIBIT 4.1

                                                   Addendum to Contract of 1/3/2001
                                                   --------------------------------

         This is an addendum to the contract signed by Masterpiece Technology Group, Inc. and William A. Coyne on January 3, 2001.

Paragraph 4 a, b, and e of said agreement call for payment to Consultant as follows:

         4.       FEES AND REIMBURSEMENT OF CERTAIN EXPENSES
                  ------------------------------------------

         a.       Company shall pay Consultant a consulting fee in the form of  unrestricted  stock.  The Company will therefore  issue to  Consultant,  upon the  approval  of the MPTG board of  directors,  One  Hundred  and Fifty  Thousand  (150,000)  shares of unrestricted stock for the signing of this Agreement.

         b.  Company  shall pay to  Consultant,  upon  completion  of the work  described  in  Exhibit  A,  Phase  One,  an  additional
         150,000 shares of the Company's  unrestricted  stock.  Company shall not intentionally  delay exhibit A, Phase One completion.
         Company will pursue  completion of Phase One items  outlined in exhibit A prior to completion  of other  projects.  If Company terminates  this  Agreement  prior to  completion  of Phase One or  chooses  to pursue  other  areas of  development  prior to completion of Phase One,  Consultant shall  nonetheless be entitled to the compensation  provided for in this Paragraph at the time of such termination or modification of software development plan.

         e. It is the  intention  of the  Consultant  to use the  stock of the  company  to pay for  consulting  costs.  If,  the gross proceeds  from the sale of the stock  received  pursuant  to  Section  4.a.  are less than  $20,000  the  Company  will  issue additional  shares of  unrestricted  stock equaling the difference.  Additionally,  if the fair market value of stock (defined as the average  closing bid price on the five trading  days prior to transfer)  due pursuant to Section 4.b above is less than
         $20,000 on the day it is  transferable  to  consultant  the Company will issue a  sufficient  number of  additional  shares of unrestricted stock so that the total value of stock transferred pursuant to section 4.b shall equal at least $20,000

Pursuant to said provisions, Company transferred 150,000 shares of the stock of the Company to Consultant on 1/3/2001.  The market
value of said stock $8555.78.  Accordingly, Consultant is due additional shares of unrestricted stock of Company.   As an
accommodation to both parties, they have agreed that Company shall make one transfer of an additional 165,378 shares of the Company's unrestricted  S-8 stock to Consultant and that such transfer shall satisfy the requirements of Paragraph 4a as modified by paragraph
4e (to transfer stock with a fair market value of $20,000).

IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of __________________.

MASTERPIECE TECHNOLOGY GROUP, INC.
Newell Crane
President and CEO

Signature: /s/Newell Crane
            -------------------------------

CONSULTANT
Dr. William Coyne

Signature: /s/Dr. William Coyne
           -------------------------------